UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007 (July 17, 2007)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2007, GateHouse Media, Inc. (the “Company”) entered into an underwriting agreement with Goldman, Sachs & Co., Wachovia Capital Markets, LLC, and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein (the “Underwriting Agreement”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

Pursuant to the Underwriting Agreement, the underwriters agreed to purchase for resale to the public, subject to the terms and conditions expressed therein, 17,000,000 shares of common stock of the Company, par value $0.01 per share, plus an additional 1,700,000 shares of common stock upon the exercise of a 30-day option granted by the Company to the underwriters. The 17,000,000 common shares of common stock to be issued by the Company are expected to be issued on July 23, 2007, subject to the conditions stated in the Underwriting Agreement.

The Company has agreed to indemnify the underwriters against various liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing.

Section 8 – Other Events

Item 8.01	Other Events.

On July 17, 2007, the Company issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing the pricing of a public offering of 17,000,000 of its common stock pursuant to the Underwriting Agreement described in Item 1.01.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated July 17, 2007, among GateHouse Media, Inc. and Goldman, Sachs & Co., Wachovia Capital Markets, LLC, and Morgan Stanley & Co. Incorporated.

99.1	Press Release dated July 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael Reed
Michael Reed
Chief Executive Officer

Date: July 18, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
1.1	Underwriting Agreement, dated July 17, 2007, among GateHouse Media, Inc. and Goldman, Sachs & Co., Wachovia Capital Markets, LLC, and Morgan Stanley & Co. Incorporated.

99.1	Press Release dated July 17, 2007